Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan of Rational Software
Corporation of our report dated April 14, 1999, with respect to the consolidated financial statements and schedule of Rational Software Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.




                                                 /s/ Ernst & Young LLP

Palo Alto, California
October 12, 1999